UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2013

Biozone Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146182	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 608-5101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
Item 3.02.  Unregistered Sales of Equity Securities.

On October 25, 2013, Biozone Pharmaceuticals, Inc. (the “Company”) closed on the sale of 3,500 shares of Series A Preferred Stock (“Series A”) in a private placement offering to 22 accredited investors for total gross proceeds of $3,500,000. The Series A investors also were issued 7,000,000 10-year warrants exercisable at $0.50 per share (the “Warrants”).  The Series A: (i) have a stated value of $1,000, (ii) are convertible at $0.50 per share (the “Conversion Price”) or a total of 7,000,000 shares of common stock and (iii) provide for 10% dividends per annum payable quarterly on March 31, June 30, September 30, and December 31, beginning on June 30, 2014 and on each conversion date.  In lieu of a cash dividend payment, the Company may elect to pay all or part of a dividend in shares of common stock based on a conversion price equal to the lesser of: (i) the Conversion Price and (ii) the average of the volume weighted average prices for the 20 consecutive trading days ending on the trading day that is immediately prior to the dividend payment date.  The Company’s right to pay a dividend in common stock is subject to the Company meeting certain equity conditions.  The holders of Series A: (i) will vote together with the holders of common stock on an as converted basis and (ii) have a liquidation preference over the holders of the Company’s common stock.   The net proceeds to the Company were $3,410,000.

The Series A and Warrants sold have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder.

A form of Securities Purchase Agreement and Warrant are filed as exhibits under Item 9.01 and are incorporated herein by reference. The description of the offering described under this Item 1.01 is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and Warrant, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the offering, the Company filed a Certificate of Designation to its Articles of Incorporation designating 3,500 shares of its preferred stock.  The description of the shares authorized under the Certificate of Designation set forth under Item 3.02 is incorporated into this Item 5.03 and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Designation

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biozone Pharmaceuticals, Inc.

Date: October 31, 2013	By:	/s/ Elliot Maza
Name: Elliot Maza Title: Chief Executive Officer and Chief Financial Officer